Exhibit 15.3

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement and related Prospectus on Form F-3 (File No. 333-178444) of our reports dated February 20, 2013, with respect to the consolidated financial statements of France Telecom and subsidiaries, and the effectiveness internal control over financial reporting of France Telecom  included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

/s/ ERNST & YOUNG Audit

Paris-La Défense, France

April 12, 2013